FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
December 10, 2003                                    fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


    TOLL BROTHERS' RECORD 4TH QTR 2003 NET INCOME OF $93.4 MILLION GROWS 35%
    ------------------------------------------------------------------------
                   RECORD 4TH QTR 2003 EPS OF $1.19 RISES 28%
                   ------------------------------------------
RECORD FY 2003 NET INCOME OF $259.8 MILLION AND EPS OF $3.44 EACH GROW 18%
--------------------------------------------------------------------------
RECORD 4TH QTR REVENUES OF $903.4 MILLION AND FY REVENUES OF $2.78 BILLION
--------------------------------------------------------------------------
                         RISE 28% AND 19%, RESPECTIVELY
                         ------------------------------
           FY 2003 IS TOLL'S 11TH CONSECUTIVE YEAR OF RECORD EARNINGS
           ----------------------------------------------------------

Huntingdon Valley, PA, December 10, 2003 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record fourth quarter and fiscal year-end results for earnings, revenues, contracts and backlog for the periods ended October 31, 2003. FY 2003 was Toll Brothers' 11th consecutive year of record earnings, its 12th consecutive year of record revenues and its 13th consecutive year of record contracts. The Company's fourth quarter earnings, revenues, contracts and backlog were the highest for any single quarter in its history.

Robert I. Toll, chairman and chief executive officer, stated: "Buyer appetite for luxury homes remains extremely strong. Tremendous demographics, improving consumer confidence and lot supply constraints induced by no-growth politics favor those with the capital and expertise to achieve the necessary approvals to permit development and construction to begin. We ended fiscal 2003 with a high of 200 selling communities and expect to reach approximately 225 by FYE 2004. We now control approximately 48,300 lots, a five to six year supply based on our current pace of growth, and thus should be able to continue our growth in the future."

"In fiscal 2003 we strengthened our balance sheet and capital base in preparation for future expansion. We raised $550 million in the investment grade senior debt market and retired $200 million of more expensive, shorter-term debt, thus improving our cash flow and lengthening the average maturity of our debt outstanding to seven years. We increased shareholders' equity by $347 million, or 31%, to $1.48 billion, including an $86 million equity offering, and reduced our fiscal year-end leverage ratio (net debt to net capital as calculated below) to 41%, our lowest level since 1991 when we were one-tenth our current size. We believe we are in the strongest financial position in our history."

"To facilitate future growth we increased our land position by 18%. We also acquired Richard R. Dostie, Inc., the premier homebuilder in the Jacksonville, Florida market, and the Manhattan Building Company, an innovative developer of luxury mid- and high-rise condominiums on the affluent northern New Jersey waterfront, which will enable us to accelerate our expansion in the luxury urban in-fill market."

"By expanding our presence geographically and by diversifying our product offerings, we have positioned ourselves to meet the needs of the growing wave of affluent baby boomers. We expect to produce home building revenues of over $3.3 billion and deliver more than 6,000 homes in FY 2004. With an expanding community count and lot supply, we believe we are on track for 20% plus growth in net income in 2004 and similar growth in FY 2005."

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


"Such growth would be consistent with our historical performance. Since going public in 1986 we have produced compound average annual growth in earnings and revenues of 20%, and increased our community count every year. We have proven we can grow when interest rates are rising, as we did in 1995, 1997 and 2000. More recently, nearly three years into the worst employment slump since World War II, we have proven our ability to grow through a period of economic recession and global political uncertainty."

"It appears the economy is finally starting to improve. With our seasoned management team, our land supply, our financial strength and our brand name reputation, we are very optimistic as we look to the future."

Toll Brothers' financial highlights for the periods ended October 31, 2003:

o Fourth quarter 2003 net income of $93.4 million increased 35% versus fourth quarter 2002's record net income of $69.4 million. Fourth quarter 2003 earnings of $1.19 per share diluted rose 28% versus 2002's record fourth quarter of $0.93 per share diluted.

o FY 2003 net income of $259.8 million grew 18% versus FY 2002's record net income of $219.9 million. FY 2003 earnings of $3.44 per share diluted grew 18% versus FY 2002's record earnings of $2.91 per share diluted.

o Fourth quarter and fiscal year 2003 net income each included a pre-tax expense due to early retirement of debt. The Company incurred a pre-tax expense of $3.9 million (or $0.033 per share diluted after tax) in the first quarter of 2003 and a pre-tax expense of $3.3 million (or $0.026 per share diluted after tax) in the fourth quarter of 2003. In Fiscal 2002 there were no such expenses.

o Fourth quarter 2003 revenues of $903.4 million increased 28% versus 2002's record fourth quarter revenues of $705.6 million. Fourth quarter home building revenues of $893.7 million (1,578 homes) rose 29% versus record fourth quarter 2002 home building revenues of $692.1 million (1,272 homes).

o FY 2003 revenues of $2.78 billion grew 19% versus 2002's record revenues of $2.33 billion. FY 2003 home building revenues of $2.73 billion (4,911 homes) grew 20% versus FY 2002's record of $2.28 billion (4,430 homes).

o Revenues from land sales totaled $6.4 million and $27.4 million for the fourth quarter and FY 2003 periods respectively, compared to $9.7 million and $36.2 million respectively in FY 2002.

o Fourth quarter 2003 contracts of $1.02 billion (1,757 homes) grew by 55% versus FY 2002's record fourth quarter of $656.6 million (1,205 homes). FY 2003 contracts of $3.49 billion (6,161 homes), rose 27% compared to 2002's FY record of $2.75 billion (5,113 homes).

o The Company's FY 2003 fourth quarter-end backlog of $2.64 billion (4,667 homes) increased 41% versus FY 2002's record fourth quarter-end of $1.87 billion (3,366 homes).

o The Company ended FY 2003 with leverage of 41%. This ratio is calculated as net debt (total debt less mortgage warehouse loan and cash) divided by total net capital (total debt less mortgage warehouse loan and cash plus equity). The Company's comparable leverage ratio at FYE 2002 was 46%.

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


Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, December 10, 2003, to discuss these results and our outlook for fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through January 31, 2004.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

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



                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)

                                                                  October 31,
                                                   ----------------------------------------
                                                          2003                     2002
                                                   -------------------     ----------------
ASSETS
Cash and cash equivalents                             $  425,251                $  102,337
Inventory                                              3,080,349                 2,551,061
Property, construction and office equipment, net          43,711                    38,496
Receivables, prepaid expenses and other assets           113,633                    95,503
Mortgage loans receivable                                 57,500                    61,756
Customer deposits held in escrow                          31,547                    23,019
Investments in and advances to
  unconsolidated entities                                 35,400                    23,193
                                                      ----------                ----------
                                                      $3,787,391                $2,895,365
                                                      ==========                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Loans payable                                          $ 281,697                $  253,194
Senior notes                                             546,669
Subordinated notes                                       620,000                   819,663
Mortgage company warehouse loan                           49,939                    48,996
Customer deposits                                        176,710                   134,707
Accounts payable                                         151,730                   126,391
Accrued expenses                                         346,944                   281,275
Income taxes payable                                     137,074                   101,630
                                                       ---------                ----------
                  Total liabilities                    2,310,763                 1,765,856
                                                       ---------                ----------

Stockholders' equity
Preferred stock, none issued
Common stock, 77,002 and 74,002 shares issued at
 October 31, 2003 and 2002, respectively                     770                       740
Additional paid-in capital                               190,596                   102,600
Retained earnings                                      1,361,619                 1,101,799
Treasury stock, at cost - 3,680 shares and
  3,785 shares at October 31, 2003 and 2002,
  respectively                                           (76,357)                  (75,630)
                                                      ----------                ----------
                  Total stockholders'equity            1,476,628                 1,129,509
                                                      ----------                ----------
                                                      $3,787,391                $2,895,365
                                                      ==========                ==========



                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (Amounts in thousands, except per share data)

                                            Three months ended                Twelve months ended
                                               October 31,                        October 31,
                                      -------------------------------- ----------------------------------
                                            2003            2002             2003             2002
                                      ---------------- --------------- ----------------- ----------------
Revenues:
     Housing sales                           $893,658        $692,093        $2,731,044       $2,279,261
     Land sales                                 6,372           9,664            27,399           36,183
     Equity earnings from
        unconsolidated entities                   281             127               981            1,870
     Interest and other                         3,053           3,706            15,817           11,658
                                             --------        --------        ----------       ----------
                                              903,364         705,590         2,775,241        2,328,972
                                             --------        --------        ----------       ----------
Costs and expenses:
     Housing sales                            642,794         505,611         1,977,439        1,655,331
     Land sales                                 4,413           7,546            17,875           25,671
     Selling, general and
       administrative expenses                 81,983          63,257           288,337          236,123
     Interest                                  23,110          19,271            73,245           64,529
     Expenses related to early
        retirement of debt                      3,302                             7,192
                                             --------        --------        ----------       ----------
                                             $755,602        $595,685        $2,364,088       $1,981,654
                                             --------        --------        ----------       ----------

Income before income taxes                    147,762         109,905           411,153          347,318
Income taxes                                   54,380          40,522           151,333          127,431
                                             --------        --------        ----------       ----------
Net income                                   $ 93,382        $ 69,383        $  259,820         $219,887
                                             ========        ========        ==========       ==========

Earnings per share:
     Basic                                      $1.29           $0.99             $3.68            $3.12
     Diluted                                    $1.19           $0.93             $3.44            $2.91

Weighted average number of shares:
     Basic                                     72,564          70,204            70,670           70,472
     Diluted                                   78,722          74,752            75,541           75,480

Additional information:
     Interest incurred                       $ 27,923        $ 22,762        $  104,754       $   90,313
     Depreciation & amortization             $  3,234        $  2,391        $   12,075       $   10,495



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

PERIOD ENDING OCTOBER 31ST:

                                                  UNITS                           $ (MILL)
                                          4TH Qtr           4TH Qtr          4TH Qtr          4TH Qtr
CLOSINGS                                    2003             2002              2003            2002
-------------------------------          ---------        ---------        ---------        --------
Northeast
(MA, RI, NH, CT, NY, NJ)                      244              236             142.5          127.8
Mid-Atlantic (PA, DE, MD, VA)                 580              470             288.6          217.5
Midwest      (OH, IL, MI)                     136               89              76.1           44.9
Southeast    (FL, NC, TN)                     177              181              92.1           86.7
Southwest    (AZ, CO, NV, TX)                 205              124             110.4           61.3
West Coast   (CA)                             236              172             184.0          153.9
                                         --------       ----------        ----------       --------
                      Total                 1,578            1,272             893.7          692.1


CONTRACTS (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                      323              228             178.3          133.6
Mid-Atlantic (PA, DE, MD, VA)                 607              432             314.9          214.6
Midwest      (OH, IL, MI)                     106               85              55.6           43.2
Southeast    (FL, NC, SC, TN)                 163              119              80.2           60.0
Southwest    (AZ, CO, NV, TX)                 301              217             165.7          107.7
West Coast   (CA)                             257              124             225.0           97.5
                                         --------       ----------        ----------       --------
                      Total                 1,757            1,205           1,019.7          656.6


BACKLOG (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                      932              660             519.4          384.7
Mid-Atlantic (PA, DE, MD, VA)               1,674            1,134             837.1          547.3
Midwest      (OH, IL, MI)                     309              290             167.9          152.7
Southeast    (FL, NC, SC, TN)                 411              384             218.3          204.5
Southwest    (AZ, CO, NV, TX)                 709              536             396.8          268.6
West Coast   (CA)                             632              362             497.1          308.5
                                         --------       ----------        ----------       --------
                      Total                 4,667            3,366           2,636.6        1,866.3


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

PERIOD ENDING OCTOBER 31ST:

                                                  UNITS                            $ (MILL)
                                           FYE              FYE             FYE              FYE
CLOSINGS                                   2003             2002            2003             2002
-------------------------------         --------       ---------       ---------         --------
Northeast
(MA, RI, NH, CT, NY, NJ)                     755             886           450.3             465.3
Mid-Atlantic (PA, DE, MD, VA)              1,793           1,580           882.0             735.0
Midwest      (OH, IL, MI)                    405             394           219.4             187.3
Southeast    (FL, NC, TN)                    653             614           311.3             258.9
Southwest    (AZ, CO, NV, TX)                717             513           378.2             270.4
West Coast   (CA)                            588             443           489.8             362.4
                                           -----           -----         -------           -------
                      Total                4,911           4,430         2,731.0           2,279.3


CONTRACTS (1)
-------------------------------
Northeast
(MA, RI, NH, CT, NY, NJ)                   1,027             895           584.9             519.5
Mid-Atlantic (PA, DE, MD, VA)              2,333           1,881         1,171.8             890.1
Midwest      (OH, IL, MI)                    462             398           246.7             202.9
Southeast    (FL, NC, SC, TN)                591             670           296.9             312.0
Southwest    (AZ, CO, NV, TX)                890             707           506.5             351.4
West Coast   (CA)                            858             562           678.4             472.3
                                           -----           -----         -------           -------
                      Total                6,161           5,113         3,485.2           2,748.2

(1)Contracts for the three-month and twelve-month periods ended October 31, 2003 included $2.6 million (8 homes) and $9.2 million (29 homes), respectively, from an unconsolidated 50%-owned joint venture. Contracts for the three-month and twelve-month periods ended October 31, 2002 included $4.9 million (17 homes) and $13.7 million (43 homes), respectively, from this joint venture. Backlog as of October 31, 2003 and 2002 included $4.7 million (15 homes) and $7.5 million (24 homes), respectively, from this joint venture.
                                                         ###